Exhibit 99.1

Aspire Biopharma Announces Closing of Second and Final Tranche of $21 Million Private Placement by Select Investors; Secures Commitment Letter for $22.5M Credit Facility to Fund the DCS Acquisition

●	Company secures Commitment Letter from a leading financial institution of up to $22.5M to finance proposed acquisition of Dura Control Systems (DCS)

●	LOI to acquire DCS, a leading global automotive supplier with $200M+ in 2025 revenue, is not expected to require new equity raise to consummate the purchase

ESTERO, FL / April 20, 2026 / Aspire Biopharma Holdings, Inc. (Nasdaq: ASBP) (“Aspire” or the “Company”) today announced that it has closed the second and final tranche of the private placement announced on February 11, 2026 (the “Offering”) for the purchase and sale of 26,250 shares of Series A Convertible Preferred Stock.

Pursuant to the closing of the second and final tranche of the Offering, the Company issued an aggregate of 12,500 Preferred Shares for gross proceeds of $10.0 million. With the completion of this tranche of the Offering, total aggregate gross proceeds to the Company were $21.0 million, before deducting placement agent fees and other offering expenses. Based on the total proceeds, the Company’s stockholders’ equity now exceeds the $2.5 million minimum required to maintain its listing on the Nasdaq Capital Market.

The Company intends to use the net proceeds from the transaction to support working capital, to fund a portion of the cash component of the proposed DCS acquisition, and other general corporate purposes.

Additional information regarding the Offering is available in the Company’s Current Report on Form 8-K/A filed on April 17, 2026 with the SEC.

“Finalizing this $21 million raise is a transformative step for Aspire,” said Kraig Higginson, Interim CEO. “These funds solidify our capital position as we advance our sublingual delivery platform and accelerate consumer awareness and retail expansion of BUZZ BOMB™, our innovative caffeine product. Simultaneously, we are executing a dual-track growth strategy, by pursuing a high-revenue, cash-flow-positive acquisition of DCS that, if consummated, could substantially enhance our financial position.”

LOI to Acquire DCS

The Company announced on April 15, 2026 that it has entered into a Letter of Intent (LOI) to acquire DCS, a premier designer and manufacturer of automotive driver control systems that also apply to other industrial applications. DCS delivered more than $20M in Adjusted EBITDA on $200M+ Revenue for FY2025 (unaudited). Aspire is expected to acquire 100% of DCS for a total purchase price of $30 million paid in cash.

Commenting on the Company’s recently announced intent to acquire DCS, Higginson said, “The potential acquisition of this established automotive systems manufacturer could introduce significant revenue-generating capabilities while allowing us to optimize our drug delivery technology and advance commercial opportunities. Our intent is to acquire DCS without any additional equity capital by utilizing a new senior secured credit facility, once finalized, with a leading financial institution. We believe the combination of significant revenue from the automotive systems business and the potential high margin opportunities from both our drug and supplement product pipeline could strengthen earnings visibility, support a more capital-efficient growth model, and enhance long-term shareholder value.”

Aspire Enters into Commitment Letter for Acquisition of DCS

The Company entered into a commitment letter with a national financial institution providing for a senior secured credit facility of Aspire in an aggregate principal amount of up $22,500,000 (the “Aspire Credit Facility”). Aspire intends to use the proceeds of the Aspire Credit Facility, if consummated, to finance the acquisition of 100% of DCS. The Company does not anticipate procuring any new equity raise to consummate the purchase.

The Aspire Credit Facility is expected to consist of a senior secured five-year term loan, at an interest rate equal to 325 basis points above the one-month term Secured Overnight Financing Rate. The final terms of the Aspire Credit Facility, including the senior secured term loan, will be subject to execution of definitive credit documentation and the satisfaction of customary closing conditions.

Offering Agent

RBW Capital Partners LLC, whose securities and brokerage services are offered through Dawson James Securities, Inc., acted as sole placement agent for the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aspire Biopharma Holdings, Inc.

Aspire Biopharma has developed a patent-pending sublingual delivery technology that can deliver drugs to the body rapidly and precisely. This technology offers the potential to improve effectiveness and reduce side effects by going directly to the bloodstream and avoiding the gastrointestinal tract. Aspire Biopharma’s delivery technology can be applied to many different active pharmaceutical ingredients (APIs) and other bioactive substances, spanning both small and large molecule therapeutics, nutraceuticals and supplements.

For more information, please visit www.aspirebiolabs.com

Aspire Biopharma Holdings, Inc.

Contact

PCG Advisory
Kevin McGrath
+1-646-418-7002
kevin@pcgadvisory.com

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the “safe harbor” provisions created by those laws. Aspire’s forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding our future operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements represent our views as of the date of this press release and involve a number of judgments, risks and uncertainties. We anticipate that subsequent events and developments will cause our views to change. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include general market conditions, whether clinical trials demonstrate the efficacy and safety of our drug candidates to the satisfaction of regulatory authorities, or do not otherwise produce positive results which may cause us to incur additional costs or experience delays in completing, or ultimately be unable to complete the development and commercialization of our drug candidates; the clinical results for our drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; our ability to achieve commercial success for our drug candidates, if approved, our limited operating history and our ability to obtain additional funding for operations and to complete the development and commercialization of our drug candidates, and other risks and uncertainties set forth in “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Additional risks specific to the proposed acquisition of DCS include, without limitation: the risk that the parties may fail to finalize a definitive acquisition agreement or that the proposed transaction may not be consummated on the terms or timeline currently contemplated, or at all; the risk that due diligence, including the audit of DCS’s financial statements under U.S. GAAP, may reveal information that adversely affects the terms or viability of the transaction; risks related to DCS’s business, including its dependence on key automotive OEM customers, exposure to cyclical conditions in the global automotive industry, potential liabilities associated with DCS’s operations and intellectual property, the ability to successfully integrate DCS’s operations following closing, consummation of the Aspire Credit Facility, and the risk that anticipated synergies and financial benefits from the acquisition may not be realized. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to rely unduly upon these statements. All information in this press release is as of the date of this press release. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

SOURCE: Aspire Biopharma Holdings, Inc.